4.19

                      ACKNOWLEDGEMENT TO PAY KELLY JOHNSON

This document is to validate that BioGentech Corp. owes me funds in return for services that have been previously provided on a consulting basis.

I provided legal services to BioGentech regarding the Business Center Partners, LLC lawsuit.

As of this date, the outstanding balance due for my services rendered is $15,000.00.


By:      /s/ Kelly Johnson
         -------------------------------------

Name:    Kelly Johnson

Date:    4/9/04
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Acknowledged and accepted by BioGentech Corp.

By:      /s/  Chas Radovich
         -------------------------------------
         Chas Radovich, President

Date:    4/9/04
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